STATE STREET INSTITUTIONAL INVESTMENT TRUST
AMENDMENT NO. 6 to Agreement and Declaration of Trust

AMENDMENT NO. 6 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the Trust), dated February 16, 2000 (the Agreement), made at Boston, Massachusetts this 18th day of September 2008.

WHEREAS, the Trustees desire to add an additional class of shares
(the Service Class Shares) to each of the State Street Institutional Liquid Reserves Fund, the State Street Institutional Tax Free Money Market Fund, the State Street Institutional Treasury Money Market Fund, the State Street Institutional Treasury Plus Money Market Fund and the State Street Institutional U.S. Government Money Market Fund; and

WHEREAS, Section 5 of Article III of the Agreement provides that the Trustees may amend the Agreement to, among other things, change the designation of any Series or classes of Shares; and

WHEREAS, Section 5 of Article III of the Agreement provides that the establishment and designation of any Series of Shares in addition to the Series established and designated in Section 6 of Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to the Agreement, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument;

NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:

The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefor:

Section 6.  Establishment and Designation of Series and Classes.
Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:

Name of Series					     Effective Date:
State Street Equity 500 Index Fund 		     February 28, 2000
Administrative Shares				     February 12, 2004
Service Shares					     February 12, 2004
Class R Shares					     May 19, 2005
State Street Equity 400 Index Fund		     February 28, 2000
State Street Equity 2000 Index Fund		     February 28, 2000
State Street MSCI EAFE Index Fund		     February 28, 2000
State Street Aggregate Bond Index Fund		     February 28, 2000
State Street Institutional Liquid Reserves Fund	     May 13, 2004
Institutional Class Shares			     May 13, 2004
Investment Class Shares				     October 2, 2007
Service Class Shares				     September 18, 2008
State Street U.S. Government Money Market Fund	     February 14, 2002
Institutional Class Shares			     February 14, 2002
Investment Class Shares				     October 2, 2007
Service Class Shares				     September 18, 2008
State Street Institutional Limited Duration
Bond Fund					     February 6, 2007
State Street Institutional Short-Term Tax Exempt
Bond Fund (formerly State Street Institutional
Tax Free Limited Duration Bond Fund)		     February 6, 2007

State Street Institutional Tax Free Money
Market Fund					     February 6, 2007
Institutional Class Shares			     February 6, 2007
Investment Class Shares				     October 2, 2007
Service Class Shares				     September 18, 2008
State Street Institutional Treasury Money
Market Fund					     October 2, 2007
Institutional Class Shares			     October 2, 2007
Investment Class Shares				     October 2, 2007
Service Class Shares				     September 18, 2008
State Street Institutional Treasury Plus
Money Market Fund		   		     October 2, 2007
Institutional Class Shares			     October 2, 2007
Investment Class Shares				     October 2, 2007
Service Class Shares				     September 18, 2008



IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 18th day of September 2008.



/s/ William L. Boyan				/s/ Rina K. Spence
William L. Boyan				Rina K. Spence


/s/ Michael F. Holland				/s/ Douglas T. Williams
Michael F. Holland				Douglas T. Williams


/s/ James E. Ross
James E. Ross